UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 9, 2004

THOMAS EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Delaware	333-44586	58-3565680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1818 North Farwell Avenue, Milwaukee, WI	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 224-8812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement;
Item 2.01 Completion of Acquisition or Disposition of Assets;
Item 2.03 Creation of a Direct Financial Obligation;
Item 3.02 Unregistered Sales of Equity Securities,
Item 5.01 Changes in Control of Registrant

On October 11, 2004, Thomas Equipment, Inc. (formerly Maxim Mortgage Corporation)(the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement”) with Thomas Equipment 2004 Inc., a Canadian corporation (“TE2004”), Thomas Ventures, Inc., a Delaware corporation (“Ventures,” and together with TE2004, “Thomas”), the common stockholders of TE2004 and the common stockholders of Ventures (together the “Thomas Stockholders”), previously disclosed in our current report on Form 8-K filed on October 11, 2004. Under the terms of the agreement, we acquired 100% of the common stock of TE2004 and Ventures in exchange for the issuance by us of 16,945,000 shares of its common stock to the Thomas Stockholders. As a result, the new shares constitute approximately 85% percent of our outstanding shares. Pursuant to the Agreement, we have changed our name to Thomas Equipment, Inc., have effected a 1-for-40 reverse stock split of our currently outstanding common stock, and the officers and directors of TE2004 and Ventures have assumed similar positions with us. We completed the acquisition of Thomas on November 9, 2004, effective as of October 1, 2004.

On November 9, 2004, Thomas completed the acquisition, effective October 1, 2004, of substantially all the assets, other than accounts receivable for periods prior to October 1, 2004 and real property, and specified liabilities of Thomas Equipment, Ltd., a Canadian corporation (“Thomas Ltd.”). Thomas was engaged in the business of manufacturing and distributing skid steer and mini skid steer loaders, attachments, mobile screening plants, mini excavators and harvesters, which we will continue to operate. The acquisition was made pursuant to an Agreement of Purchase and Sale of Assets between TE2004 and Thomas Ltd., made as of October 1, 2004 (the “Thomas Acquisition Agreement”). The purchase price paid to Thomas Ltd. was CD$36,153,826, paid as follows:

•	CD$250,000 was paid upon execution of the Thomas Acquisition Agreement on October 11, 2004;

•	CD$19,424,000 was paid in cash upon the closing of the acquisition;

•	CD$2,700,000 is payable in two equal, annual payments (commencing one year after the closing), pursuant to a promissory note which bears interest at 4% per annum;

•	CD$10,000,000 was paid on closing from the proceeds of the sale by TE2004 to McCain Foods Limited , the parent of Thomas Ltd. (“McCain”) of 1,000 TE2004 preference shares; and

•	CD$3,779,826 for inventory at October 1, 2004 in excess of $24.2 million. The obligation will be paid in three monthly payments of CD$1,259,942.

In connection with the Thomas Acquisition Agreement, the following additional agreements were entered into:

•	Customary non-competition, non-solicitation and confidentiality agreements were granted by Thomas Ltd. and McCain

•	The Company and TE2004 entered into a two-year lease agreement with Thomas Ltd., pursuant to which we leased three properties from Thomas Ltd. located in Centreville, Florenceville and Grand Falls, New Brunswick. The annual lease payment for all three properties is CD$564,000, payable at the rate of CD$47,000 per month. Pursuant to the lease, we have a right at any time prior to the expiration of the lease term to purchase the leased properties. In addition, Thomas Ltd. has a right to force us to purchase the leased properties at the expiration of the lease. The purchase price for the properties will be CD$5,900,000.

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•	The Company and TE2004 entered into a two-year lease agreement with Thomas Ltd., pursuant to which we leased a property from Thomas Ltd. located in Presque Isle, Maine. The annual lease payment for the property is CD$36,000, payable at the rate of CD$3,000 per month. Pursuant to the lease, we have a right at any time prior to the expiration of the lease term to purchase the leased properties. In addition, Thomas Ltd. has a right to force us to purchase the leased properties at the expiration of the lease. The purchase price for the properties will be CD$126,000.

•	McCain purchased 1,000 preference shares from TE2004 for a purchase price of CD$10,000,000. The holder of the preference shares is entitled to receive dividends at the rate of 8% per annum, payable annually on a cumulative basis. The preference shares are redeemable at the option of TE2004 or the holder, for CD$10,000,000, plus accrued and unpaid dividends.

•	The Company, TE2004 and McCain entered into a Shareholders’ agreement (“Shareholders’ Agreement”), pursuant to which: (i) McCain was granted the right to have a non-voting observer attend all meeting of the Board of Directors of the Company and TE2004: (ii) the Company and TE2004 agreed to hold Board meetings at least quarterly and semi-annually, respectively; (iii) the Company and TE2004 agreed not to enter into specified material transactions without the consent of McCain; (iv) the parties agreed to limitations on the transfer of their shares; (v) the Company agreed to apply for listing of its shares on the American Stock Exchange; and (vi) the Company agreed to purchase McCain’s 1,000 preference shares within 18 months from the closing.

•	A corporation controlled by Clifford Rhee, our new President, together with Igor Kent, Mr. Rhee’s business partner, have jointly agreed to guarantee the obligations of TE2004 to redeem McCain’s preference shares in TE2004.

In connection with the foregoing, the Company has also agreed with McCain, for certain periods of time:

•	to retain Clifford Rhee as President and Chief Executive Officer of the Company; and

•	not to reorganize, dissolve, make a voluntary assignment for the benefit of creditors or otherwise take action to seek protection from creditors.

Concurrently with the closing of the acquisition of Thomas, the Company entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

•	A secured convertible minimum borrowing note with a principal amount of $8,000,000;
•	A secured revolving note with a principal amount not to exceed $16,000,000;
•	A secured convertible term note with a principal amount of $6,000,000;
•	A common stock purchase warrant to purchase 2,200,000 shares of common stock of the Company, at a purchase price of $2.25 per share, exercisable for a period of seven years;
•	An option to purchase 4,020,000 shares of common stock of the Company, at a purchase price equal to the par value of such shares, exercisable for a period of seven years; and
•	1,980,000 shares of our common stock for a total purchase price of $19,800.

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The Company is permitted to borrow an amount based upon its eligible accounts receivable, as defined in the agreements with Laurus. The Company must pay certain fees for any unused portion of the credit facility or in the event the facility is terminated prior to expiration. The Company's obligations under the notes are secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge of the stock of TE2004 and Ventures. The notes mature on November 9, 2007. Annual interest on the Notes is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 3.0%, provided, that, such annual rate of interest may not be less than 7.5%, subject to certain downward adjustments resulting from certain increases in the market price of the Company’s common stock. Interest on the Notes is payable monthly in arrears on the first day of each month, commencing on December 1, 2004.

The principal amount of the secured convertible term note is repayable at the rate of $181,818 per month together with accrued but unpaid interest, commencing on March 1, 2004. Such amounts may be paid, at the holder's option (i) in cash with a 3% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $1.50. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $1.65, the Company may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. The term note may be redeemed by the Company in cash by paying the holder 103% of the principal amount, plus accrued interest. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.50.

The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on November 9, 2007. The secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 105% of the principal amount, plus accrued interest. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.50.

Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

115% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes. Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 9.99% of the outstanding shares of common stock of the Company.

The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by December 5, 2004, or declared effective within 90 days thereafter, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default.

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The Company paid a fee at closing to Laurus Capital Management LLC, the manager of the Laurus Master Funds, Ltd., equal to 3.9% of the total maximum funds to be borrowed under the Company’s agreements with Laurus.

In connection with the Laurus financing, the Province of New Brunswick, Canada provided a guarantee to Laurus in the amount of CD$8,000,000. This guarantee was a condition to financing provided to the Company by Laurus. The guarantee may be terminated for, among other matters:

•	the redemption of McCain’s preference shares;

•	the relocation of the Company’s business from Centreville, New Brunswick;

•	the failure of the Company to maintain current employment levels or levels which are agreeable to the guarantor.

In addition, the Company has agreed with the Minister of Business of New Brunswick, in consideration of the guarantee:

•	to allow the Minister the right to have an observer attend meetings of the Board of Directors of the Company;

•	to retain Clifford Rhee as President and Chief Executive Officer of the Company; and

•	not to reorganize, dissolve, make a voluntary assignment for the benfit of creditors or otherwise take action to seek protection from creditors.

Description of Business of Thomas

As used in this current report, the terms “we” “us” “our” “the Company” and “Thomas Equipment” mean Thomas Equipment, Inc., unless otherwise indicated.

Overview

Thomas Equipment manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. In addition to its industrial and construction products, Thomas manufactures a complete line of potato harvesting and handling equipment. We generate approximately 80% of its sales through wholesale distribution worldwide. Thomas Equipment operates six retail stores, three in the New Brunswick, Canada region, one in Presque Isle, Maine, one in Aurora, Colorado and one store in Chicago, Illinois. Our sole manufacturing facility is located in New Brunswick, Canada.

History

Thomas Equipment originated in 1943 as a manufacturer of farm equipment. In 1964, Thomas Equipment was acquired by McCain Group. At that time, McCain’s interest in Thomas was driven by the Company’s broad line of potato harvesting equipment. In 1969, Thomas further diversified its product line with the development of the world’s first hydrostatic drive skid steer loader. Today, we manufacture a full line of skid steer loaders, attachments, screening plants, excavators, and other agricultural and industrial equipment.

Business Segments

We manufacturer a full line of skid loaders, attachments, mini skid steers, and screening plants, as well as a full line of mini excavators and equipment trailers. We also manufacture a complete line of potato harvesting and handling equipment.

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Our major product lines are:

•	skid steer loaders: eight models
•	mini skid steer loaders: two models
•	excavators: six models
•	screen plants: two models

Thomas Equipment products can be manufactured based on customer specific requirements and country specific standards. Most product models have multiple operating weight capacities. We also maintain inventory of used equipment that is typically acquired as a trade-in during the purchase of new equipment.

Marketing and Distribution

We sell through the following channels:

•	Wholesale to equipment rental companies,

•	Auction sales in the US through Ritchie Bros. and Lyons,

•	Retail store sales to local customer base, and

•	International sales to Europe, the Middle East, and Asia.

Our sales and marketing team consists of U.S., Canadian and European field consultants. In addition, we utilize an auction salesperson and technical support. Each of the five retail branches operates with four to eight full and part-time employees.

We operate retail stores in Florenceville, New Brunswick; Grand Falls, New Brunswick; Summerside, Prince Edward Island; Presque Isle, Maine; Aurora, Colorado and Chicago, Illinois. Each store sells a slightly different product mix based upon the local customer demands. Store hours fluctuate between 8 and 14 hours per day, depending on the season. To supplement the Thomas Equipment product offerings, store locations also market third-party branded products. In addition, locations sell used equipment that is typically acquired through customer trade-ins.

Industry and Competition

We compete with the following multinational equipment manufacturers: Ingersoll- Rand, John Deere Caterpillar, Case, New Holland, and Gehl. Each of these companies are substantially larger and better capitalized, however, we believe we offer flexibility of product offerings and customisation services

Agricultural machinery purchases are often affected by weather and climatic conditions. The agricultural machinery market is highly consolidated, with the top four companies accounting for approximately 87% of the total market value. In coming years, the agricultural equipment market is expected to grow significantly, especially the sector focused on “others” or replacement parts. We believe growth will be driven by new technologies designed to maximize harvesting speed and efficiency, while minimizing crop loss.

The construction machinery industry is highly consolidated, with the top five companies accounting for over 60% of the market value. The construction machinery industry is affected by economic conditions, interest rates, and certain commodity prices (such as those applicable to pulp, paper, and saw log) also influence sales. The growth of the earthmoving sector has been driven by innovations in compact bulldozers and equipment. The construction trends of new homes also have a direct impact on sales of related machinery. Forecasts state that the housing market will continue to rise, even as mortgage interest rates increase. It should be noted that increased consumer confidence in and strengthening of the U.S. economy has caused mortgage rates to increase, a tend that will continue as long as the economy continues to improve.

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Backlog

Our approximate backlog of orders at September 30, 2004, was approximately $12,700,000.  These backlog figures are based on orders received.  While the major portion of our products are built in advance of order and either shipped or assembled from stock, orders for specialized machinery or specific customer application are submitted with extensive lead times and are often subject to revision, deferral, cancellation or termination.  We estimate that approximately 95 % of the backlog will be shipped during the next twelve months.

Dealer and Product Financing

Canadian

      Sales to dealers are made at a standard 25% discount off the Thomas Industrial Price List. A further 5% discount is offered for full payment within 15 days of invoicing or 3% for payment within 45 days. Approximately 40% of the current dealers take advantage of one type of cash discounts. Some dealers also have established their own inventory financing through outside commercial lenders. Balances carried by dealers are currently dealt with through an established dealer floor plan. This plan finances only the cost of the equipment all taxes and freight are under standard terms. This inventory financing tool currently offers interest free financing for the first six months and will finance the product of up to eighteen months with the final twelve month period being charged interest and a rate of prime plus 2.5%. To maintain the status of the floor plan 5% curtailment fees are due and payable in months seven and twelve of the plan. If a piece of equipment is sold from the dealer inventory the funds received are due immediately to Thomas to satisfy the floor plan liability. Full payment of the floor plan is due at the end of eighteen months from the date of the original invoice.

Dealers can also finance inventory assets utilized in rental activities through either a Dealer Own Rental Yard (DORY) or a Direct Independent Rental Yard (DIRY) arrangement. The DORY is a facility available to all dealers. At any time during or at the end of a standard floor plan arrangement the dealer can move to a DORY. The standard finance term under a DORY is to extend the total term to thirty six months. Interest rates of prime plus 1% are fixed at each twelve month anniversary and monthly payments are calculated to retire the obligation over a maximum of thirty six months. DORY transactions can also be entered into at the time the equipment is received from the factory. Cash transactions, paid in advance, result in a 34% discount and financed purchases carry the same 25% from list discount as the standard floor plan. DORY financing from the time of order is financed over thirty six months at interest rates of prime less 1%. As with the standard floor plan the total obligation is due if the equipment is sold during the DORY financed period.

The DIRY program is similar to the DORY. It offers a cash discount of 29% off list and the same 25% off list for financed purchases. Interest rates under this plan are first twelve months 0%, and prime plus 2% for the next two years (36 month plan) or prime plus 2.5% for the next three years (48 month plan). The maximum financing term under this program is forty eight months.

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United States

Floor plan conditions and terms are the same with the exception that the interest rate after six months is prime plus 2.25%. Financing under the DORY is prime less 0.75% if established at the timer of the order and at prime plus 1.25% if as a result of a transfer from a floor plan. Under the DIRY program financing is either 0% for the first 12 months and prime plus 2.25% for the next two years or prime plus 3.25% for the next three years.

There is no floor plan, DORY or DIRY facilities in place for sales made outside North America.

Manufacturing

Component parts needed in the manufacture of our equipment are primarily produced by Thomas Equipment. We obtain raw materials (principally steel), component parts that it does not manufacture (mostly engines and hydraulics) and supplies from third party suppliers. Substantially all such materials and components used are available from a number of sources. We are not dependent on any supplier that cannot be replaced and has not experienced difficulty in obtaining necessary purchased materials.

Research and Development

        We attempt to maintain and strengthen our market position through internal development of new products that meet specific customer needs and incremental improvements to existing products. Our research and development includes the designing and testing of new and improved products as well as the development of prototypes.

Trademarks

        We possess rights under a number of Canadian trademarks relating to our products and business. While we consider the trademarks and service marks important in the operation of our business, including the Thomas Equipment name, our business is not dependent, in any material respect, on any single patent or trademark or group of patents or trademarks.

Employees

As of September 30, 2004, we had 328 employees, of which 167 were hourly employees and 161 were salaried employees. None of our employees are represented by unions. We believe relations with our employees are good.

Description of Property

Thomas Equipment operates six retail stores, three in the New Brunswick, Canada region and three in the United States. Our sole manufacturing facility is located in New Brunswick, Canada, where we also have an executive office. We also maintain an executive office in Milwaukee, Wisconsin.

Legal Proceedings

We are a defendant from time to time in actions for product liability and other matters arising out of our ordinary business operations. We believe that these actions will not have a material adverse effect on our consolidated financial position or results of operations.

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RISK FACTORS

We face intense competition from multinational manufacturers, which could materially and adversely affect our business initiatives.

Thomas Equipment’s construction equipment product lines face competition in each of our markets. In general, each line competes with a small group of companies, all of which are larger than Thomas Equipment. In addition, the agriculture equipment industry has become significant consolidated, which affects our ability to compete.  The agriculture equipment markets in North America are highly competitive and require substantial capital outlays. We compete within these equipment markets based primarily on products sold, price, quality, service and distribution. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit. Outside of the United States and Canada, certain competitors enjoy competitive advantages inherent to operating in their home countries.

Our outlook depends on a forecast of our share of industry sales. An unexpected reduction in that share could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to price the product competitively, or an unexpected buildup in competitors’ new machine or dealer owned rental fleets, leading to severe downward pressure on machine rental rates and/or used equipment prices. The environment also remains very competitive from a pricing standpoint. Additional price discounting would result in lower than anticipated price realization.

Our sales growth is tied to global economic conditions and changes in interest rates and currency exchanges could affect our projected revenue.

        We are exposed to market risk from changes in interest rates as well as fluctuations in currency. A worldwide economic recovery is now underway. If interest rates rise significantly, this recovery could be less robust than assumed, likely weakening machinery and engine sales. In general, higher than expected interest rates, reductions in government spending, higher taxes, significant currency devaluations, and uncertainty over key policies are some factors likely to lead to slower economic growth and lower industry demand.

We rely heavily on commodities in the manufacturing of our equipment and price fluctuations can have a material and adverse effect on our operations.

We are exposed to fluctuations in market prices for commodities, especially steel. Due to increasing global demand for steel, coupled with steel supply constraints, the cost of steel has increased during the early part of 2004. At this time, we are unable to predict the potential impact of rising steel costs on the cost of our products. In addition, at this time, we are unable to predict its ability, if any, to increase the selling price of our products to cover such costs. We have established arrangements to manage the negotiations of commodity prices and, where possible, to limit near-term exposure to fluctuations in raw material prices.

Our business is subject to environmental regulations, with which the failure to comply could result in substantial penalties.

   We are regulated by federal, state, and international environmental laws governing our use of substances and control of emissions in all our operations. Compliance with these laws could have a material impact on our capital expenditures, earnings, or competitive position. Our failure or inability to comply with the applicable laws and regulations could hurt our financial standing as well.

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Our sales are subject to numerous political factors, including terrorist attacks.

     Political factors in the United States and abroad have a major impact on global companies. Our business outlook assumes that there will be no major terrorist attacks. If there is a major terrorist attack, confidence could be undermined, causing a sharp drop in economic activities and our sales. Attacks in major developed economies would be the most disruptive.

We are dependent on third-party dealers for much of our sales, which could reduce our ability to gain a foothold in the marketplace.

We are attempting to build the Thomas brand through direct retail sales, dealer networks and major supply agreements with United Rental, the largest US equipment rental chain. Dealers carry inventories of both new and rental equipment and adjust those inventories based on their assessments of future needs. Such adjustments can impact our results either positively or negatively. The current outlook assumes dealers will reduce inventories slightly in the coming year; more drastic reductions would adversely affect sales.

There Are a Large Number of Shares Underlying Our Convertible Notes, Options and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of November 9, 2004, we had approximately 20,000,000 shares of common stock issued and outstanding and we had convertible notes which could require the issuance of approximately 15,000,000 additional shares of common stock to Laurus, and options and warrants which could require the issuance of 6,220,000 additional shares of common stock to Laurus. All of the shares, including all of the shares issuable upon conversion of the convertible notes and upon exercise of our warrants and option, have been granted registration rights. Upon registration such shares may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Notes and Exercise of Outstanding Warrants and Options May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the convertible notes and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the stock at a price lower than the current market prices. Although Laurus may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to beneficially owning more than 9.99% of our outstanding common stock, this restriction does not prevent Laurus from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the Laurus could sell more than this limit while never holding more than this limit.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes at an Unexpected Time, We Could Deplete Our Working Capital. Our Inability to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In November 2004, we entered into various agreements with Laurus for the sale of up to $22,000,000 principal amount of secured convertible notes. The secured convertible term note is due and payable, with interest, on a monthly basis over a three-year period, unless sooner converted into shares of our common stock. The secured revolving note and minimum borrowing note are due in three years, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to pay any taxes when due, our failure to perform under and or commit any breach of the security agreements or any ancillary agreement, any event of default under any other indebtedness by us or any of our subsidiaries could require the early repayment of the secured convertible notes at a rate of 115%, including a default interest rate on the outstanding principal balance of the notes if the default is not cured with the specified grace period. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and we would need to raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

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If an Event of Default Occurs under the Security Agreement, Secured Convertible Notes, Warrants, Stock Pledge Agreement or Subordination Agreement, the Investors Could Take Possession of all Our and Our Subsidiaries’ Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

In connection with the security agreement we entered into in November 2004, we executed a stock pledge agreement in favor of Laurus granting them a first priority security interest in the common stock of our subsidiaries all of our and our subsidiaries’ goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement and stock pledge agreement state that if an event of default occurs under any agreement with Laurus, the investor has the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Security Ownership of Certain Beneficial Owners and Management

Principal Stockholders

The following table sets forth, as of November 9, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. This is based upon 20,000,000 share issued and outstanding, which does not include outstanding warrants and options to purchase up to 6,262,750 additional shares of common stock. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Clifford Rhee(1)	2,875,294	14.4%
David Marks(2)	510,000	2.6%
Kenneth Shirley(2)	10,000	*
James E. Patty(2)	10,000	*
Frank P. Crivello(3)	12,596,706	62.9%
4237901 Canada Inc.(1)	2,875,294	14.4%
Laurus Master Fund Ltd.(4)	1,980,000	9.9%

All officers and directors
as a group (4 persons)	3,395,295	16.9%
________________________
* Less than 1%.

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The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

1.	All such shares are owned by 4237901 Canada Inc., a corporation controlled by Clifford Rhee.
2.	Includes 10,000 shares issuable upon exercise of currently exercisable options.
3.	Includes 2,010,000 shares held in Mr. Crivello’s IRA account and 100,000 shares owned by Karen Crivello, Mr. Crivello’s wife.
4.	Does not include 2,200,000 shares issuable upon exercise of warrants exercisable at a price of $1.50 per share, 4,020,000 shares issuable upon exercise of an option exercisable at an aggregate exercise price equal to the par value of such shares, or up to 14,666,666 shares issuable upon conversion of the maximum convertible debt which may be outstanding to Laurus. Laurus has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.

Directors and Executive Officers, Promoters and Control Persons

Name	Position Held with our Company	Age	Date First Elected or Appointed

Clifford Rhee	President, Secretary, Director	43	November 9, 2004

Luigi Lo Basso,	Chief Financial Officer	52	November 9, 2004

David Marks	Chairman of the Board	37	November 9, 2004

Kenneth Shirley	Director	52	November 9, 2004

James E. Patty	Director	50	November 9, 2004

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

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Clifford Rhee

Mr. Rhee has been our President, Secretary and a director since November 2004. From 1994 through the present, Mr. Rhee has served as President & Chief Executive Officer of Pneutech Rousseau Group, a leading fluid power company. Prior to that, Mr. Rhee worked for Honeywell Corporation (formerly AlliedSignal Aerospace Corporation) from 1987 through 1994, first as a Manager of Sales and Marketing and then as General Manager of the Atlantic Support Division. Mr. Rhee received a B.S. in Mechanical Engineering from McGill University in 1986 and his Certified Management Accounting degree from McGill in 1988. He is a member of the Canadian Professional Engineers and a Board member of Distribution Advisory Council (Parker Hannifin Corporation)

David M. Marks

Mr. Marks has been our Chairman since November 2004. Since 1994, he has served as the Trustee of the Irrevocable Children's Trust, Irrevocable Children's Trust No.2 and Phoenix Business Trust, where he oversees all trust investments, with responsibilities that begin pre-acquisition and extend through ownership and disposition. Mr. Marks has been a board member of Ventures-National, Inc. (d/b/a Titan General Holdings, Inc.) since 2000. Mr. Marks received a B.S. in economics from the University of Wisconsin in 1990.

Luigi Lo Basso

Mr. Lo Basso has been our Chief Financial Officer since November 2004. From January 2004 through October 2004, Mr. Lo Basso has been Chief Financial Officer of Pneutech-Rousseau Group. From 1998 through 2003, Mr. Lo Basso served as Deputy Chief Financial Officer for Bell Canada International, Canada’s largest telecommunications company. Mr. Lo Basso was responsible for developing, implementing and controlling all budgets and business plans and was actively involved in all financial, administrative and operational decisions. From 1994 through 1998, he served as General Manager for Bell Sygma International, a premier provider of telecommunications operating and management solutions worldwide, in Uruguay. From 1974-1994 he also served as Deputy Chief Financial Officer for Bell Canada International. Mr. Lo Basso received a B.S. in Mathematics from Concordia University in 1974 and his master of Business Administration from Concordia in 1981.

Kenneth Shirley

Mr. Shirley has been a director of Thomas since November 2004. Mr. Shirley has served as the President, CEO, and Director of Titan General Holdings, Inc. since December 2003. In 2000, Mr. Shirley formed his own management and consulting business, Pyxis Partnership, through which he has assisted in the operations of a number of companies. Prior to forming the Pyxis, Mr. Shirley held management positions in several companies General Electric, AT&T/ Lucent, Multi Circuits and Hadco. Mr. Shirley completed a two year Manufacturing Management Program with General Electric Company which is their equivalent to a business degree while working in the Mobile Radio Division in 1974.

James E. Patty

Mr. Patty has been a Director of Thomas since November 2004. Mr. Patty is also the CEO and Founder of Global Business Solutions Inc., an International investment, management and outsourcing firm based in Campbell, California. From May 1999 to June 2001, Mr. Patty was President and Chief Executive Officer of VPNet Technologies (Milpitas, CA). From March 1998 to May 1999, Mr. Patty was Vice President of GET Manufacturing, an electronic manufacturing services company headquartered in China. From March 1996 to February, 1998 Mr. Patty was Chief Operating Officer and Senior Vice President of Alphasource Manufacturing Services, an international EMS company headquartered in Bangkok, Thailand. Mr. Patty has had additional International Executive level management and engineering experience with ATI, Maxtor, Motorola, and Four Phase Systems.

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Committees of the Board

We do not have an audit or compensation committee at this time. Our entire board of directors will operate as the audit committee until such time when an audit committee is appointed

EXECUTIVE COMPENSATION

Employment Agreements

     We have an employment agreement with our President, Clifford Rhee. Pursuant to the agreement effective October 1, 2004, Mr. Rhee is employed as our President for a term of three years, although his employment by Thomas may be terminated at any time. Mr. Rhee is entitled to receive an annual base salary of CD$275,000, as well as customary benefits and reimbursements. In consideration for services provided by Mr. Rhee in connection with the acquisition of our assets from Thomas Equipment, Ltd., including Mr. Rhee’s personal guarantee and pledge of assets in support of various obligations we made to Thomas Equipment Ltd., Mr. Rhee is entitled to a one-time payment of $600,000, to be paid no later than January 31, 2005. Of this amount $300,000 is deemed to be a retention bonus which Mr. Rhee is obligated to repay on a pro-rata basis if he terminates the employment agreement prior to the expiration of the three year term.

Director Compensation

Members of our Board of Directors who are not otherwise employed by us will receive a fee of $1,000 per month. In addition, they will receive options to purchase 10,000 shares of common stock at an exercise price of $1.50 per share. Our Chairman of the Board will receive a fee of $5,000 per month, together with options to purchase 10,000 shares of common stock at an exercise price of $1.50 per share.

Item 4.01. Changes in Registrant's Certifying Accountant.

On November 9, 2004, as a result of the acquisiton of Thomas, we dismissed Kingery & Crouse, P.A. as our principal independent accountant. From the date of Kingery & Crouse, P.A.appointment through the date of their dismissal on November 9, 2004, there were no disagreements between our company and Kingery & Crouse, P.A.on any matter listed under Item 304 Section (a)(1)(iv) A to E of Regulation S-B, including accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Kingery & Crouse, P.A.would have caused them to make reference to the matter in its reports on our financial statements.

We provided Kingery & Crouse, P.A. with a copy of this Current Report on Form 8-K on November 9, 2004, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Kingery & Crouse, dated November 12, 2004, is attached to this Form 8-K as an exhibit.

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Item 5.02. Departure of Directors or Principal Officers, Election of Directors, or Appointment of Principal Officers

Joel Arberman, our President and Director resigned his positions with the Company effective November 9, 2004.

The newly appointed officers and directors are listed in Section 1.02 of this report.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

Our fiscal year end has been changed to June 30.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

To be filed by amendment.

(b)	Pro forma financial information.

To be filed by amendment.

(c) Exhibits

Exhibit Number	Description
4.1	Security and Purchase Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.
4.2	Security Agreement, dated as of November 9, 2004, between Laurus Master Fund, Ltd. and Thomas Equipment 2004, Inc.
4.3	General Security Agreement, dated as of November 9, 2004, by Thomas Equipment 2004, Inc., in favor of Laurus Master Fund, Ltd.
4.4	Guarantee, dated as of November 9, 2004, by Thomas Equipment 2004, Inc., in favor of Laurus Master Fund, Ltd.
4.5	Intellectual Property Security Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.
4.6	Secured Revolving Note issued to Laurus Master Fund, Ltd., dated November 9, 2004.
4.7	Secured Convertible Minimum Borrowing Note issued to Laurus Master Fund, Ltd., dated November 9, 2004.
4.8	Secured Convertible Term Note issued to Laurus Master Fund, Ltd., dated November 9, 2004.
4.9	Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated November 9, 2004.
4.10	Option issued to Laurus Master Fund, Ltd., dated November 9, 2004.
4.11	Registration Rights Agreement, dated as of November 9, 2004, by and between Laurus Master Fund, Ltd. and Thomas Equipment, Inc.
4.12	Stock Pledge Agreement, dated as of November 9, 2004, by and between Laurus Master Fund, Ltd. and Thomas Equipment, Inc.
4.13	Stock Pledge Agreement, dated as of November 9, 2004, by and between Laurus Master Fund, Ltd. and Thomas Equipment 2004, Inc.

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4.14	Shareholders’ Agreement, dated as of October 1, 2004, by and among Thomas Equipment, Inc., Thomas Equipment 2004, Inc. and McCain Food Limited
10.1
Plan and Agreement of Reorganization, by and among Thomas Equipment, Inc., Thomas Ventures, Inc. and its shareholders, and Thomas Equipment 2004, Inc. and its shareholders, dated as of October 11, 2004 (previously filed as exhibit to Form 8-K, filed on October 12, 2004 and incorporated herein by reference).

10.2	Agreement of Purchase and Sale of Assets, dated as of October 1, 2004, by and among Thomas Equipment 2004, Inc. and Thomas Equipment Ltd.
10.3	Lease between Thomas Equipment Ltd., Thomas Equipment, Inc. and Thomas Equipment 2004, for Presque Isle, Maine property, dated as of October 1, 2004
10.4	Lease between Thomas Equipment Ltd., Thomas Equipment, Inc. and Thomas Equipment 2004, for New Brunswick properties, dated as of October 1, 2004
10.5	Employment Agreement between Thomas Equipment, Inc., Thomas Equipment 2004, Inc. and Clifford Rhee, effective as of October 1, 2004.
16.1	Letter from Kingery & Crouse, P.A., dated November 12, 2004.
99.1	Press Release of Thomas Equipment, Inc., dated November 9, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS EQUIPMENT, INC.

Date: November 12, 2004	/s/ CLIFFORD RHEE
Clifford Rhee,
President

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